UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 5, 2019
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APARTMENT INVESTMENT AND MANAGEMENT COMPANY
AIMCO PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)
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MARYLAND (Apartment Investment and Management Company)	1-13232	84-1259577
DELAWARE (AIMCO Properties, L.P.)	0-24497	84-1275621
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)
4582 SOUTH ULSTER STREET
SUITE 1100, DENVER, CO 80237
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(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 757-8101
NOT APPLICABLE
 (Former name or Former Address, if Changed Since Last Report)
_____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act. ☐

ITEM 1.01	Entry Into a Material Definitive Agreement.
On April 8, 2019, AIMCO-GP, Inc. (the “General Partner”), which is a wholly owned subsidiary of Apartment Investment and Management Company (“Aimco”) and the general partner of Aimco’s operating partnership, AIMCO Properties, L.P. (the “Operating Partnership”), entered into the Fifth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, and amended and restated as of April 8, 2019 (the “Fifth A&R Partnership Agreement”), which amended and restated the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as amended (the “Fourth A&R Partnership Agreement”).
Aimco, through its ownership of the General Partner and AIMCO-LP Trust (collectively, the “Aimco Partners”), owns a majority of the ownership interests in the Operating Partnership, and currently conducts all of its business and owns all of its assets through the Operating Partnership. The Fifth A&R Partnership Agreement amended and restated the Fourth A&R Partnership Agreement to provide flexibility for Aimco to acquire and hold properties outside of the Operating Partnership and to ensure that the Operating Partnership’s tax audit procedures are consistent with recent changes to Internal Revenue Service rules. The Fifth A&R Partnership Agreement, among other things:

(i)	eliminates the prohibition on Aimco holding assets other than interests in the Operating Partnership;

(ii)
permits the Operating Partnership to make in-kind distributions only to the Aimco Partners and not to any limited partners other than the Aimco Partners (collectively, the “Non-Aimco Holders”), provided that certain net asset value requirements are satisfied; and

(iii)	provides that the Non-Aimco Holders with Partnership Common Units will continue to receive per unit distributions equivalent to the per share dividends paid on shares of Aimco common stock.
The description of the Fifth A&R Partnership Agreement set forth herein is qualified in its entirety by reference to the full text of the Fifth A&R Partnership Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

ITEM 3.03	Material Modification to Rights of Security Holders.
The information set forth in Item 1.01 above is incorporated by reference into this Item 3.03.
ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth in Item 1.01 above is incorporated by reference into this Item 5.03.
ITEM 5.07    Submission of Matters to a Vote of Security Holders.
On March 20, 2019, the General Partner commenced a consent solicitation to solicit consents from the limited partners of the Operating Partnership other than any limited partner owned by Aimco (the “Voting Limited Partners”) to the amendments to the Fourth A&R Partnership Agreement to be effected by the Fifth A&R Partnership Agreement. The Voting Limited Partners considered two proposals, each of which is described in more detail in the Operating Partnership’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 20, 2019. Approval of each of the proposals required the affirmative consent (the “Required Consent”) of Voting Limited Partners holding more than 50% of all of the units of the Operating Partnership that were issued, outstanding and entitled to vote on the proposals and held by the Voting Limited Partners (the “Voting Units”). On the record date of March 15, 2019, there were 12,800,911 Voting Units. On April 5, 2019, the General Partner received the Required Consent. The final voting results are reported below.
Proposal 1:  The Voting Limited Partners approved the amendments to the Fourth A&R Partnership Agreement to allow Aimco to hold assets outside of the Operating Partnership and make related changes. The voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
7,153,164.95	1,345,768.03	62,346	—
Proposal 2:  The Voting Limited Partners approved the amendments to the Fourth A&R Partnership Agreement to comply with new partnership audit rules. The voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
8,465,546.26	46,915.04	48,817	—

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Fifth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, and amended and restated as of April 8, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: April 8, 2019

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
By:	/s/ Paul Beldin
	Name:	Paul Beldin
	Title:	Executive Vice President and Chief Financial Officer

AIMCO PROPERTIES, L.P.
By:	AIMCO-GP, Inc., its General Partner
By:	/s/ Paul Beldin
	Name:	Paul Beldin
	Title:	Executive Vice President and Chief Financial Officer